Exhibit 10.15

Contract Number: MRM20 - 0001

Date: 22nd May, 2020

Service Agreement

MRM ENTERTAINMENT LIMITED

And

BOXASONE LIMITED

MONOPOLY DREAMS MELBOURNE

Of

Shop NC F01-06 located on Level 1

- 116-119 Studio Lane and 16024 Star Crescent,

Docklands, VIC. 3008

Contract Number: MD20 - 00

PARTIES

(1)	MRM Entertainment Limited (Client) with registered address: RM 611, 6/F, Tower 1 Harbour Centre, 1 Hok Cheung Street, Hung Hom, Kowloon, Hong Kong

(2)	BoxAsOne Limited (Contractor) with registered address: Room A, 8/F, Reason Group Tower, 403 Castle Peak Road, Kwai Chung, New Territories, Hong Kong

SECTION A: Agreement and Key Details

AGREEMENT

The Contractor agrees to provide, and the Client agrees to retain and employ the Contractor for services agreed in this agreement. The Agreement comprises:

Section A (Agreement and Key Details), including this cover page and the signature clauses; and

Section B (General Terms).

KEY DETAILS

Item	Detail

Start date of the Agreement	Date: 22nd May, 2020

Project	MONOPOLY DREAMS Melbourne in Australia: Shop NC F01 06 located on Level 1— 116 119 Studio Lane and 16024 Star Crescent, Docklands, VIC. 3008

Services	POS system, Ticketing system, Fortune Board game, Turnstiles & other on-site integration and development

Fees	HK$1,000,000

Contract Number: MD20 - 00

1.	BACKGROUND:

1.1	The Client is of the opinion that the Contractor has the necessary qualifications, experience and abilities to provide services to the Client.

The Contractor is agreeable to providing such services to the Client on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Contractor (individually the “Party” and collectively the “Parties” to this Agreement) agree as follows:

2.	Scope of Services

2.1	The Client hereby agrees to engage the Contractor to provide the Client with services (the “Services”) consisting of:

Software and Programming Development:

A.	POS System (5 Cashiers)

●	Sell ticket

●	Redeem online ticket

●	Handle retail business

●	Handle F&B business

●	Hande photo business

●	Stock taking function

●	Backend system

●	Integrate Payment device with POS System

B.	Ticketing System

●	QR Code Ticket Printing

●	QR Code Verification

●	Online Ticketing with online payment

●	Online/ Travel Agency Channels Integration- API

●	Backend system

C.	Turnstile QR Code Integration (Entrance & Exit)

●	Integrate POS CRM with Turnstile QR Code

●	Enhance Security

●	Traffic Access Control, Monitor & Analysis

●	Customer Checkout

D.	Individual Game Entrance - “Money Grab”

●	Operation Handheld

●	Ticket QR Code Verification

E.	“Fortune Board” Game development

●	Programme for 6 sets of Fortune Board

●	UX/ UI design

●	Programming & testing

●	Monthly exchange of content and backend system

Contract Number: MD20 - 00

F.	Self-service kiosk

●	Redeem tickets

●	Sell tickets

●	Payment

G.	Software and Programming Maintenance/ Hosting

●	1st year of usage included

Hardware:

H.	“Fortune Board” Game

●	6 sets of computers

●	6 sets of QR code scanners and printers

I.	On-site server & cloud server model & specification

●	To be advised and installed by the Contractor

●	To be purchased by the Client

●	Server hosting and maintenance by the Contractor at extra cost to be agreed with the Client

J.	Self-service kiosk

●	1 set of kiosk (QR code scanner, ticket printer inclusive)

2.2	The Services will also include any other tasks which both parties agree on.

2.3	Variations shall be initiated by either Party at any time including the right to add and/ or delete any parts of the Services. The Contractor agrees to prepare a quotation of the value of the variation within 7 days of instructing a variation. Any subsequent amendments and modifications to the Agreement shall not be effective unless mutually agreed in writing and signed by both Parties.

2.4	The Contractor agrees that the scope of services shall be in compliance with the local Government requirements.

2.5	The Contractor agrees to complete the scope of services in accordance to the mutually agreed concepts, designs and schedule.

2.6	The Contractor agrees the UI and UX design of the Services shall be completed no later than 31st October 2020.

2.7	The Contractor agrees the UAT shall be no later than 30th November 2020.

2.8	The Contractor agrees the 100% completion date of the installation on site shall be no later than 31st January 2021.

2.9	The Contractor agrees to provide daily technical support and maintenance to the Client during the operating hours of MONOPOLY DREAMS MELBOURNE.

2.10	The Contractor agrees to provide on-site training of the Services provided to the Client’s staff upon completion and testing of the system installation.

Contract Number: MD20 - 00

2.11	The Contractor agrees to provide a 1-year warranty on all hardware.

2.12	The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect. The Contractor agrees to perform to the best of his ability with due diligence in the execution of the above mentioned legal services.

2.13	The Parties agree the ownership of the produced materials are owned by the Client, and the Contractor should hand over all materials to the Client upon completion of work.

Section B: General Terms

3.	Term of Agreement and Termination

3.1	The term of this Agreement (the “Term”) will begin on the date of this Agreement and will remain in full force and effect indefinitely until terminated as provided in this Agreement.

3.2	Either party may terminate this agreement by providing 60 days advance written notice, which notice shall not be provided until at least 30 days sub-sequent to the execution date of this agreement.

3.3	Upon the expiry or termination of this Agreement, the Contractor shall return to the Client any property, documentation, records, or Confidential Information which is the property of the Client.

Contract Number: MD20 - 00

4.	Confidentiality

4.1	For the Parties’ mutual benefit and pursuant to a working relationship which has been or may be established, anticipate that Client may disclose or deliver to Contractor documents, components, parts, information, drawings, data, sketches, plans programs, specifications, techniques, processes, software, inventions and other materials, both written and oral, of a secret, confidential or proprietary nature, including without limitation any and all information relating to marketing, finance, forecasts, invention, research, design or development of information system and any supportive or incidental subsystems, and any and all subject matter claimed in or disclosed by any patent application prepared or filed by or behalf of regarding the Project by Client, in any jurisdiction, and any amendments or supplements thereto (collectively, “Proprietary Information”); and WHEREAS Client desires to assure that the confidentiality of any Proprietary Information is maintained;

4.2	2 For a period of twenty-four (24) months from the start date of this agreement hereof, Contractor shall hold in trust and confidence, and not disclose to others or use any Proprietary Information, or execute any business models or strategies, which are disclosed to Contractor by Client, for Contractor’s OWN benefit or for the benefit of another Contractor shall disclose Proprietary Information received under this Agreement to person within its organization only if such persons (i) have a need to know and (ii) are bound in writing to protect the confidentiality of such Proprietary Information. This Clause 4.2 shall survive and continue after any expiration or termination of this Agreement and shall bind Contractor, its employees, agents, representatives, successors, heirs and assigns.

4.3	The undertakings and obligations of Contractor under this Agreement shall not apply to any Proprietary Information which: (a) is described in an issued patent anywhere in the world, is disclosed in a printed publication available to the public, or is otherwise in the public domain through no action or fault of Contractor; (b) is generally disclosed to third parties by Client without restriction on such third parties, or is approved for release by written authorization of Client; (c) if not designated “confidential” at the time of first disclosure hereunder, or is not later designated in writing by Client within thirty (30) days from disclosure to Contractor to be of a secret, confidential or proprietary nature; or (d) is shown to Client by Contractor, within ten (10) days from disclosure, by underlying documentation to have been known by Contractor before receipt from Client and/or to have been developed by Contractor completely independent of any disclosure by Client.

4.4	Title to all property received by Contractor from Client, including all Proprietary Information, shall remain at all times the sole property of Client, and this Agreement shall not be construed to grant to Contractor any patents, licenses or similar rights to such property and Proprietary Information disclosed to Contractor hereunder.

4.5	Contractor shall, upon request of Client, return to Client all documents, drawings and other tangible materials, including all Proprietary Information and all manifestation thereof, delivered to Contractor, and all copies and reproductions thereof.

Contract Number: MD20 - 00

5.	Capacity/Independent Contractor

5.1	In providing the services under this Agreement it is expressly agreed that the Contractor is acting as an independent Contractor and not as an employee of the Client. The Contractor and the Client acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

6.	Notice

6.1	All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties of this Agreement as follows:

1.	RECEIVER’S NAME:	Gary Chan, Vicky Au, Jeremy Lam, Derrick Cheng
	REICEIVER’S ADDRESS:	RM 611, 6/F, Tower 1 Harbour Centre,
1 Hok Cheung Street,
Hung Hom, Kowloon, Hong Kong
	Email:	Gary.chan @fmp.com.hk
Vicky.au@fmp.com.hk
Jeremy.lam @fmp.com.hk
Derrick.cheng@fmp.com.hk

2.	SENDER’S NAME:	Andrew Lee, Brian Chan, Mega Sin
	SENDER’S ADDRESS:	Room A, 8/F, Reason Group Tower,
403 Castle Peak Road, Kwai Chung,
New Territories, Hong Kong
	Email:	Andrew.lee@boxasone.com
Brian.chan@boxasone. com
Mega.sin@boxasone. com

Or to such other address as any Party may from time to time notify the other.

Contract Number: MD20 - 00

7.	Dispute Resolution

7.1	In the event a dispute arises out of or in connection with this Agreement, the Parties will attempt to resolve the dispute through friendly consultation.

7.2	If the dispute is not resolved within a reasonable period then any or all outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation. If mediation is unavailable or is not successful in resolving the entire dispute, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of the Hong Kong Special Administrative Region. The arbitrator’s award will be final, and judgment may be entered upon it by any court having jurisdiction within the Hong Kong Special Administrative Region.

8.	Modification of Agreement

8.1	Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

9.	Assignment

9.1	The Contractor will not voluntarily or by operation of law assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client.

10.	Severability

10.1	In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

11.	Force Majeure

11.1	If work is materially hampered, interrupted or prevented due to an event too force majeure, any and all deadlines set forth in the approved production or delivery schedule will be extended for a period equal to the duration of the event of force majeure, plus any additional time required to replace deliverables destroyed or hampered as a result of to force majeure. For purposes hereof, an event of force majeure shall include, but not be limited to, severe inclement weather, an act of God, war, terrorism, riot, civil commotion, fire, casualty, strike, labor dispute or the unforeseen act of any governmental authority.

Contract Number: MD20 - 00

12.	Payment terms

12.1	The charge of the above services will be at a lump sum of HK$1,000,000 (SAY ONE MILLION HONG KONG DOLLARS ONLY) and will be paid according to the following schedule:

First Payment- 40% of payment (HK$ 400,000) will be paid upon confirmation of this agreement

Second Payment - 30% of payment (HK$ 300,000) will be paid upon completion of software and programming development

Final Payment- 30% of payment (HK$ 300,000) will be paid upon installation on site & 100% completion of the Services

12.2	In case of any mutually agreed variation undertaken, the Contractor shall generate a statement of account for the services provided upon 100% completion of services. The difference between the statement of account and the lump sum as agreed in this agreement (i.e. the change of balance induced by the variations), if applicable, shall be added to or deducted from the Final payment.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and executed this Agreement as of the date first above written.

For and on behalf of The Client MRM ENTERTAINMENT LIMITED Authorized signature & company chop		For and on behalf of The Contractor BOXASONE LIMITED Authorized signature & company chop

	/s/ Jeremy Lam	/s/ Andrew Lee
Name:	Jeremy Lam	Name:	Andrew Lee
Position:	Operation Manager	Position:	CEO
Date:	5, June 2020	Date:	1/6/2020

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